Exhibit 99.1

FOR IMMEDIATE RELEASE: APRIL 30, 2024

LEGGETT & PLATT REPORTS 1Q RESULTS, ANNOUNCES 2Q DIVIDEND OF $.05

AND UPDATES CAPITAL ALLOCATION PRIORITIES

Carthage, MO, April 30, 2024 ---

•	1Q sales of $1.1 billion, a 10% decrease vs 1Q23
•	1Q EPS and adjusted[1] EPS of $.23, a decrease of $.16 vs 1Q23
•	Board declared second quarter dividend of $.05 per share
•	Company updated capital allocation priorities
•	2024 sales and EPS guidance unchanged: sales of $4.35–$4.65 billion; EPS of $.95–$1.25 and adjusted[1] EPS of $1.05–$1.35

President and CEO Mitch Dolloff commented, “First quarter results were in line with our expectations and our full year sales and EPS guidance range remain unchanged. We are making steady progress on the restructuring plan announced in January to optimize our manufacturing and distribution footprint and remain on track to achieve our objectives within our stated timeline.

“We are taking proactive steps to ensure the long-term success of our business and deliver sustainable returns for our shareholders. Our near- to mid-term strategic priorities include strengthening our balance sheet and liquidity, improving margins by optimizing operations and our general and administrative cost structure, and positioning the company for profitable growth opportunities.

“Consistent with these priorities, we are reducing the dividend to free up capital to accelerate the deleveraging of our balance sheet and solidify our long-held financial strength. Over the longer term, we expect to grow our business both organically and through strategic acquisitions, while also returning cash to shareholders via a combination of dividends and share buybacks. We are confident that the actions we are taking will better position us for the future and enhance shareholder value.”

FIRST QUARTER RESULTS

First quarter sales were $1.1 billion, a 10% decrease versus first quarter last year

•	Organic sales[2] were down 10%
¡	Volume was down 6%, primarily from continued weak demand in residential end markets
¡	Raw material-related selling price decreases reduced sales 4%

First quarter EBIT was $63 million, down $26 million or 29% from first quarter 2023 EBIT, and adjusted1 EBIT was $64 million, a $25 million decrease.

•

EBIT and adjusted[1] EBIT decreased primarily from lower volume, increased bad debt reserve, less benefit from a reduction to a contingent purchase price liability associated with a prior year acquisition, and the

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months non-recurrence of pandemic-related cost reimbursements. These decreases were partially offset by lower current year amortization expense.
•	EBIT margin was 5.7% and adjusted[1] EBIT margin was 5.8%, down from 7.4% in the first quarter of 2023

First quarter EPS and adjusted1 EPS were $.23, a $.16 decrease versus first quarter 2023 EPS of $.39, reflecting lower EBIT.

	First Quarter Results
	EBIT (millions)				EPS

	Bedding	Specialized	FF&T	Total

Reported results	$16	$24	$23	$63	$.23

Adjustment items:

Restructuring, restructuring- related, and impairment charges	9	—	2	11	.06

Gain from sale of idle real estate	(8)	—	—	(8)	(.05)

Gain from net insurance proceeds from tornado damage	—	—	(2)	(2)	(.01)

Total adjustments	1	—	0	1	.00

Adjusted results	$17	$24	$23	$64	$.23

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.61x trailing 12-month adjusted EBITDA[1]
•	Amended existing credit agreement on March 22, 2024, to provide additional liquidity and flexibility
¡	Financial covenant amended to 4.0x net debt to trailing 12-months adjusted EBITDA through June 30, 2025. The ratio reverts to 3.5x after June 30, 2025.
•	Debt at March 31
¡	Total debt of $2.1 billion, including $279 million of commercial paper outstanding
•

Operating cash flow was a negative $6 million in the first quarter, a decrease of $103 million versus first quarter 2023, primarily driven by lower accounts payable (due to timing of purchases, reduced purchasing volumes, and deflation) and lower earnings

•	Capital expenditures were $26 million
•	Total liquidity was $806 million at March 31
¡	$361 million cash on hand
¡	$445 million in capacity remaining under revolving credit facility

DIVIDEND

•	The Company’s Board of Directors declared a second quarter dividend of $.05, a decrease of $.41 per share versus last year’s second quarter dividend.
•	Dividend will be paid on July 15, 2024 to shareholders of record on June 14, 2024

RESTRUCTURING PLAN UPDATE

The restructuring plan in our Bedding Products segment and in our Furniture, Flooring & Textile Products segment is progressing as planned.

•	Annualized EBIT benefit of $40–$50 million expected to be realized after initiatives are fully implemented in late 2025

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¡	Approximately $5–$10 million of EBIT benefit expected to be realized in the second half of 2024
•	Expect $100 million of annual sales attrition after initiatives are fully implemented in late 2025
•	Also expect to receive cash from the sale of real estate associated with the plan, with transactions largely complete by the end of 2025
•	Approximately half of restructuring and restructuring-related costs expected to be incurred in 2024 and the remainder in 2025
¡	Majority of cash costs anticipated to be incurred in 2024
¡	Expect $20–$25 million of restructuring and restructuring-related costs in first half of 2024 (approximately half in cash costs)

	Actual Restructuring Plan Impacts (millions)	Expected Restructuring Plan Financial Impacts (millions)

	1Q 2024	2024	2025	Total

Net Cash Received from Real Estate Sales	$—	$0–$10	$50–$80	$60-$80

Total Costs	$11	$40–$50	$25–$35	$65–85

Cash Costs	6	25–30	5–10	30-40

Non-Cash Costs	5	15–20	20–25	35-45

CAPITAL ALLOCATION PRIORITIES

•	Near term focus on upholding long-held balance sheet strength and continuing to invest in our businesses
¡	Targeting long-term leverage ratio of 2.0x net debt to adjusted EBITDA
•	Long-term capital allocation priorities are as follows:
¡	Organic growth
∎	Investing in our businesses for future growth
¡	Strategic acquisitions
∎	Primarily bolt-on opportunities complementing our existing portfolio of businesses
¡	Shareholder returns
∎	Dividends
∎	Opportunistic share repurchases

2024 GUIDANCE

•	Full year 2024 sales and EPS guidance unchanged
•	Sales are expected to be $4.35–$4.65 billion, -2% to -8% versus 2023
¡	Volume is expected to be down low to mid-single digits:
¡	Volume at the midpoint:
∎	Down high single digits in Bedding Products Segment
∎	Up low single digits in Specialized Products Segment
∎	Down low single digits in Furniture, Flooring & Textile Products Segment
¡	Raw material-related price decreases and currency impact combined expected to reduce sales low single digits
•	EPS is expected to be $.95–$1.25
¡	Earnings expectations include:
∎	$.20 to $.25 per share negative impact from restructuring costs

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∎	$.10 to $.15 per share gain from sales of real estate, consisting of idle real estate and real estate exited from restructuring initiatives
•	Adjusted EPS is expected to be $1.05–$1.35
¡	Decrease versus 2023 is primarily from:
∎	Lower expected volume in our Bedding Products and Furniture, Flooring & Textile Products segments
∎	Pricing responses related to global steel cost differentials
∎	Modest metal margin compression
∎	Several expense items that were abnormally low in 2023 and are expected to normalize in 2024
¡	Decreases are partially offset by lower amortization resulting from the 2023 long-lived asset impairment
•	Based on this framework, 2024 EBIT margin is expected to be 6.0%–6.8%; adjusted EBIT margin is expected to be 6.4%–7.2%
•	Additional expectations:
¡	Depreciation and amortization $135 million
¡	Net interest expense $85 million
¡	Effective tax rate 25%
¡	Fully diluted shares 138 million
¡	Operating cash flow $300–$350 million (vs prior guidance of $325–$375 million)
¡	Capital expenditures $100–$120 million
¡	Dividends $135 million (vs prior guidance of $245 million)
¡	Minimal acquisitions and share repurchases
•	Expect to predominantly use commercial paper to repay $300 million of 3.8%, 10-year notes maturing in November 2024

SEGMENT RESULTS – First Quarter 2024 (versus 1Q 2023)

Bedding Products –

•	Trade sales decreased 15%
¡	Volume decreased 10%, primarily due to demand softness in U.S. and European bedding markets
¡	Raw material-related selling price decreases reduced sales 5%
•

EBIT decreased $18 million and adjusted[1] EBIT decreased $16 million, primarily from lower volume, increased bad debt reserve, and steel-related pricing adjustments partially offset by lower amortization expense.

Specialized Products –

•	Trade sales decreased 1%
¡	Volume was flat with growth in Aerospace offset by declines in Hydraulic Cylinders
¡	Raw material-related price decreases and currency impact reduced sales 1%
•

EBIT decreased $5 million, with improvements in Automotive and Aerospace more than offset by less benefit from a reduction to a contingent purchase price liability associated with a prior year acquisition, the lag associated with passing through raw material-related pricing changes in Hydraulic Cylinders, and other smaller items.

Furniture, Flooring & Textile Products –

•	Trade sales decreased 9%
¡	Volume decreased 5%, from continued weakness in residential end market demand
¡	Raw material-related selling price decreases reduced sales 4%
•	EBIT and adjusted[1] EBIT decreased $5 million, primarily from lower volume

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SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information and business update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Wednesday, May 1. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 141-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” which are identified by the context in which they appear or words such as “expect,” “anticipated,” and “guidance,” including, but not limited to the amount of the Company’s forecasted 2024 full-year volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; EBIT margin; adjusted EBIT margin; effective tax rate; amount of dividends; raw material related price decreases; currency impact; volume in each of the Company’s segments; minimal acquisitions and share repurchases; gains from sale of real estate; use of commercial paper, operating cash and cash on hand to retire maturing debt; use of cash to grow business and return cash to shareholders; Restructuring Plan financial impacts including the timing and amount of sales attrition, EBIT benefit, proceeds from the sale of real estate, and cash and non-cash costs. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the current beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: the preliminary nature of the estimates related to the Restructuring Plan, and the possibility that all or some of the estimates may change as the Company’s analysis develops, and additional information is obtained; our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operation; our ability to timely dispose of real estate pursuant to the Restructuring Plan, or other idle real estate, and obtain expected proceeds; the impact of the Restructuring Plan on the Company’s relationships with its employees, customers and vendors; our ability to accurately forecast future sales and earnings; factors that may cause the Company to be unable to achieve the expected benefits of the Restructuring Plan; the adverse impact on our sales, earnings, our liquidity impacting our ability to pay our obligations as they come due, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; macro-economic impacts; the demand for our products and our customers’ products; growth rates in the industries in which we participate and opportunities in those industries; our manufacturing facilities’ ability to obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers; the impairment of goodwill and long-lived assets; restructuring and restructuring-related costs in addition to the Restructuring Plan; our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; adverse impact from supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs; our ability to collect receivables; market conditions; price and product competition from competitors; cost and availability of raw materials due to supply chain disruptions or otherwise; labor and energy costs; cash generation sufficient to pay the dividend at current levels, or a Board decision to reduce or suspend the dividend; cash repatriation from foreign accounts; our ability to pass along raw material cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; our ability to maintain and grow the profitability of acquired companies; political risks; changing tax rates; increased trade costs; risks related to operating in foreign countries; cybersecurity incidents; customer bankruptcies, losses and insolvencies; disruption to our steel rod mill and other operations and supply chain because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, governmental action, or otherwise; ability to develop innovative products; foreign currency fluctuation; the amount of share repurchases; the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change compliance costs and regulatory, market, technological and reputational impacts; our ESG obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	April 30, 2024

RESULTS OF OPERATIONS	FIRST QUARTER
(In millions, except per share data)	2024	2023	Change
Trade sales	$1,096.9	$1,213.6	(10)%
Cost of goods sold	910.5	995.0

Gross profit	186.4	218.6	(15)%
Selling & administrative expenses	125.9	116.0	9%
Amortization	4.9	16.9
Other (income) expense, net	(7.4)	(3.6)

Earnings before interest and taxes	63.0	89.3	(29)%
Net interest expense	20.6	21.0

Earnings before income taxes	42.4	68.3
Income taxes	10.8	14.8

Net earnings	31.6	53.5
Less net income from noncontrolling interest	—	—

Net Earnings Attributable to L&P	$31.6	$53.5	(41)%

Earnings per diluted share
Net earnings per diluted share	$0.23	$0.39	(41)%
Shares outstanding
Common stock (at end of period)	134.0	133.1	0.7%
Basic (average for period)	136.8	135.9
Diluted (average for period)	137.3	136.3	0.7%

CASH FLOW	FIRST QUARTER
(In millions)	2024	2023	Change
Net earnings	$31.6	$53.5
Depreciation and amortization	32.9	45.4
Working capital decrease (increase)	(82.1)	(18.8)
Impairments	2.3	—
Other operating activities	9.2	16.6

Net Cash from Operating Activities	$(6.1)	$96.7	(106)%
Additions to PP&E	(25.9)	(37.7)
Purchase of companies, net of cash	—	—
Proceeds from disposals of assets and businesses	15.2	0.5
Dividends paid	(61.3)	(58.3)
Repurchase of common stock, net	(4.1)	(5.2)
Additions (payments) to debt, net	84.9	28.5
Other	(6.9)	3.5

Increase (Decrease) in Cash & Equivalents	$(4.2)	$28.0

FINANCIAL POSITION	Mar 31,	Dec 31,
(In millions)	2024	2023	Change
Cash and equivalents	$361.3	$365.5
Receivables	635.1	637.3
Inventories	807.4	819.7
Other current assets	56.5	58.9

Total current assets	1,860.3	1,881.4	(1)%
Net fixed assets	772.1	781.2
Operating lease right-of-use assets	202.2	193.2
Goodwill	1,481.6	1,489.8
Intangible assets and deferred costs, both at net	298.6	288.9

TOTAL ASSETS	$4,614.8	$4,634.5	—%

Trade accounts payable	$495.6	$536.2
Current debt maturities	303.8	308.0
Current operating lease liabilities	58.0	57.3
Other current liabilities	330.9	361.1

Total current liabilities	1,188.3	1,262.6	(6)%

Long-term debt	1,772.9	1,679.6	6%
Operating lease liabilities	158.5	150.5
Deferred taxes and other liabilities	205.6	207.8
Equity	1,289.5	1,334.0	(3)%

Total Capitalization	3,426.5	3,371.9	2%

TOTAL LIABILITIES & EQUITY	$4,614.8	$4,634.5	—%

LEGGETT & PLATT	Page 7 of 8	April 30, 2024

SEGMENT RESULTS [1]	FIRST QUARTER
(In millions)	2024	2023	Change

Bedding Products
Trade sales	$448.0	$528.5	(15)%
EBIT	15.7	33.3	(53)%
EBIT margin	3.5%	6.3%	-280 bps	[2]
Restructuring, restructuring-related, and impairment charges	9.3	—
Gain on sale of real estate	(7.9)	—

Adjusted EBIT [3]	17.1	33.3	(49)%
Adjusted EBIT margin [3]	3.8%	6.3%	-250 bps
Depreciation and amortization	14.6	25.6

Adjusted EBITDA	31.7	58.9	(46)%
Adjusted EBITDA margin	7.1%	11.1%	-400 bps

Specialized Products
Trade sales	$315.9	$320.7	(1)%
EBIT	23.7	28.7	(17)%
EBIT margin	7.5%	8.9%	-140 bps
Depreciation and amortization	10.1	10.7

EBITDA	33.8	39.4	(14)%
EBITDA margin	10.7%	12.3%	-160 bps

Furniture, Flooring & Textile Products
Trade sales	$333.0	$364.4	(9)%
EBIT	23.6	28.3	(17)%
EBIT margin	7.1%	7.8%	-70 bps
Restructuring, restructuring-related, and impairment charges	1.5	—
Gain from net insurance proceeds from tornado damage	(2.2)	—

Adjusted EBIT [3]	22.9	28.3	(19)%
Adjusted EBIT Margin [3]	6.9%	7.8%	-90 bps
Depreciation and amortization	5.3	5.8

Adjusted EBITDA	28.2	34.1	(17)%
Adjusted EBITDA margin	8.5%	9.4%	-90 bps

Total Company
Trade sales	$1,096.9	$1,213.6	(10)%
EBIT - segments	63.0	90.3	(30)%
Intersegment eliminations and other	—	(1.0)

EBIT	63.0	89.3	(29)%
EBIT margin	5.7%	7.4%	-170 bps
Restructuring, restructuring-related, and impairment charges	10.8	—
Gain on sale of real estate	(7.9)	—
Gain from net insurance proceeds from tornado damage	(2.2)	—

Adjusted EBIT [3]	63.7	89.3	(29)%
Adjusted EBIT margin [3]	5.8%	7.4%	-160 bps
Depreciation and amortization - segments	30.0	42.1
Depreciation and amortization - unallocated [4]	2.9	3.3

Adjusted EBITDA	$96.6	$134.7	(28)%
Adjusted EBITDA margin	8.8%	11.1%	-230 bps

LAST SIX QUARTERS	2022	2023				2024
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,195.8	1,213.6	1,221.2	1,175.4	1,115.1	1,096.9
Sales growth (vs. prior year)	(10)%	(8)%	(8)%	(9)%	(7)%	(10)%
Volume growth (same locations vs. prior year)	(12)%	(7)%	(6)%	(6)%	(3)%	(6)%

Adjusted EBIT [3]	91.2	89.3	92.1	86.0	66.1	63.7
Cash from operations	247.1	96.7	110.6	143.8	146.1	(6.1)

Adjusted EBITDA (trailing twelve months) [3]	664.8	616.2	565.5	539.2	513.4	475.3
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	2.66	2.88	3.10	3.15	3.16	3.61

Organic Sales (Vs. Prior Year) [6]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	(19)%	(17)%	(18)%	(17)%	(14)%	(15)%
Specialized Products	5%	8%	12%	3%	5%	(1)%
Furniture, Flooring & Textile Products	(13)%	(15)%	(16)%	(14)%	(7)%	(9)%
Overall	(12)%	(11)%	(11)%	(11)%	(7)%	(10)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	April 30, 2024

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [10]

Non-GAAP Adjustments [7]	2022	2023				2024
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Restructuring, restructuring-related, and impairment charges	—	—	—	—	—	10.8
Gain on sale of real estate	—	—	—	(5.4)	(5.5)	(7.9)
Gain from net insurance proceeds from tornado damage	—	—	(3.6)	—	(5.3)	(2.2)
Long-lived asset impairment	—	—	—	—	443.7	—

Non-GAAP Adjustments (Pretax) [8]	—	—	(3.6)	(5.4)	432.9	0.7
Income tax impact	—	—	0.9	0.9	(99.9)	(0.2)

Non-GAAP Adjustments (After Tax)	—	—	(2.7)	(4.5)	333.0	0.5

Diluted shares outstanding	136.1	136.3	136.6	136.8	136.5	137.3

EPS Impact of Non-GAAP Adjustments	—	—	(0.02)	(0.03)	2.44	—

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2022	2023				2024
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Trade sales	1,195.8	1,213.6	1,221.2	1,175.4	1,115.1	1,096.9
EBIT (earnings before interest and taxes)	91.2	89.3	95.7	91.4	(366.8)	63.0
Non-GAAP adjustments (pretax)	—	—	(3.6)	(5.4)	432.9	0.7

Adjusted EBIT	91.2	89.3	92.1	86.0	66.1	63.7

EBIT margin	7.6%	7.4%	7.8%	7.8%	-32.9%	5.7%
Adjusted EBIT Margin	7.6%	7.4%	7.5%	7.3%	5.9%	5.8%

EBIT	91.2	89.3	95.7	91.4	(366.8)	63.0
Depreciation and amortization	45.5	45.4	44.7	45.0	44.8	32.9

EBITDA	136.7	134.7	140.4	136.4	(322.0)	95.9
Non-GAAP adjustments (pretax)	—	—	(3.6)	(5.4)	432.9	0.7

Adjusted EBITDA	136.7	134.7	136.8	131.0	110.9	96.6

EBITDA margin	11.4%	11.1%	11.5%	11.6%	-28.9%	8.7%
Adjusted EBITDA Margin	11.4%	11.1%	11.2%	11.1%	9.9%	8.8%

Diluted EPS	0.39	0.39	0.40	0.39	(2.18)	0.23
EPS impact of non-GAAP adjustments	—	—	(0.02)	(0.03)	2.44	—

Adjusted EPS	0.39	0.39	0.38	0.36	0.26	0.23

Net Debt to Adjusted EBITDA [9]	2022	2023				2024
	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	2,083.6	2,117.8	2,024.6	1,971.9	1,987.6	2,076.7
Less: cash and equivalents	(316.5)	(344.5)	(272.4)	(273.9)	(365.5)	(361.3)

Net debt	1,767.1	1,773.3	1,752.2	1,698.0	1,622.1	1,715.4
Adjusted EBITDA, trailing 12 months	664.8	616.2	565.5	539.2	513.4	475.3

Net Debt / 12-month Adjusted EBITDA	2.66	2.88	3.10	3.15	3.16	3.61

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]

The $432.9, ($5.4), and ($3.6) 2023 non-GAAP adjustments are included in the Other (income) expense, net line on the income statement. The $.7 non-GAAP adjustment for 1Q 2024 is shown on the income statement as follows: $2.3 Cost of goods sold, $.5 Selling and administrative expenses, and ($2.1) Other (income) expense, net.

[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]	Calculations impacted by rounding.